UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) April 24, 2017

Seaboard Corporation

(Exact name of registrant as specified in its charter)

Delaware	1-3390	04-2260388
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation)	File Number)	Identification No.)

9000 West 67th Street, Merriam, Kansas		66202
(Address of principal executive offices)		(Zip Code)

 Registrant’s telephone number, including area code    (913) 676-8800

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging grown company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

This Current Report on Form 8-K/A is being filed as an amendment to the Current Report on Form 8-K filed by Seaboard Corporation on April 25, 2017 (the “Original 8-K”). The Original 8-K was filed with the U.S. Securities and Exchange Commission to report the results of the matters submitted to a vote at Seaboard Corporation’s 2017 Annual Meeting of Stockholders held on April 24, 2017 (the “2017 Annual Meeting”). The sole purpose of this amendment is to disclose, in accordance with Item 5.07(d) of Form 8-K, Seaboard Corporation’s decision as to how frequently to conduct future stockholder advisory votes regarding the named executive officers’ compensation. No other changes have been made to the Original 8-K.

Item 5.07 Submission of Matters to a Vote of Security Holders

(d) At the 2017 Annual Meeting, Seaboard’s stockholders cast a majority of votes in favor of an advisory, non-binding resolution recommending a frequency of three years for future executive compensation advisory votes, consistent with the recommendation of the Board of Directors. In consideration of the stockholder vote on the frequency proposal and other factors, Seaboard’s Board of Directors determined at a meeting held August 3, 2017 that Seaboard will hold an advisory, non-binding vote on the compensation of Seaboard's named executive officers every three years. The Board of Directors’ determination regarding the frequency of stockholder votes on executive compensation will remain in effect until such time as a new vote is required on the frequency of stockholder votes on the compensation of executives.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DATE: August 3, 2017

Seaboard Corporation

By:	/s/ Robert L. Steer
Robert L. Steer, Executive Vice President,
Chief Financial Officer